EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. (the "Company"), of our report dated March 20, 2001, with respect to the consolidated financial statements of True North Communications Inc. and Subsidiaries as of December 31, 2000, and for each of the years in the three-year period ended December 31, 2000, which appears in this Current Report on Form 8-K: Registration Statements on Form S-8 No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093; No. 2-88165; No.
2-90878; No. 2-97440; and No. 33-28143, relating to the Stock Option Plan
(1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements on Form S-8 No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062; and No.
33-61371, relating to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company
(1995); Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements on Form S-8 No. 33-5352; No. 33-21605; No. 333-4747; and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company. We also consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-53592 related to the public offering of shares of the Company, of our report dated March 20, 2001, which appears in this Current Report on Form 8-K/A. It should be noted that we have not audited any financial statements of True North Communications Inc. and Subsidiaries subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.




Arthur Andersen LLP
Chicago, Illinois

August 17, 2001